                             JOINDER AGREEMENT TO
                     DANAHER CORPORATION CREDIT AGREEMENT

   THIS JOINDER AGREEMENT dated as of November 1, 1995 (this "JOINDER AGREEMENT") to the Danaher Corporation Credit Agreement dated as of September 7, 1990 (as amended, the "CREDIT AGREEMENT") among DANAHER CORPORATION, a Delaware corporation (the "COMPANY") and certain lenders ("LENDERS"), as previously amended by the First Amendment dated as of June 25, 1991, the Second Amendment dated as of September 23, 1991, the Third Amendment dated as of March 24, 1992, the Fourth Amendment dated as of July 15, 1993, the Fifth Amendment dated as of August 1, 1994, and the Sixth Amendment dated as of September 1, 1995, each by and among Company, Guarantors (as defined in the Credit Agreement), Lenders and Agent, is entered into by and among Company and the Lenders listed on the signature pages hereto (the "ADDITIONAL LENDERS"). Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Credit Agreement.

   WHEREAS, Company has agreed to add the Additional Lenders as Lenders under the Credit Agreement, and the Additional Lenders have agreed to become Lenders under the Credit Agreement.

   NOW, THEREFORE, in consideration of the terms and conditions herein contained, Company and Additional Lenders hereby agree as follows:

   A. JOINDER OF ADDITIONAL LENDERS. Company and each Additional Lender agree that each Additional Lender is hereby made a party to the Credit Agreement. Each Additional Lender is hereby designated as a "Lender" for all purposes of the Credit Agreement, and is entitled to all benefits and rights, and subject to all duties and obligations, under the Credit Agreement and the other Loan Documents to the same extent as if it had executed copies of the original Credit Agreement and all Amendments thereto. The Commitment of each Lender under the Credit Agreement, including each Additional Lender, shall be as set forth in Schedule B to the Credit Agreement, as in effect from time to time.

   B. NOTICE ADDRESS INFORMATION. The notice address for each Additional Lender is as set forth on the signature page to this Joinder Agreement.

   C. REGISTER. The Company will record the Commitments of each Lender, including each Additional Lenders on the Register, in accordance with the provisions of the Credit Agreement.

   D. ACKNOWLEDGMENT. Each Additional Lender acknowledges that it has reviewed the terms and provisions of the Credit Agreement, including all Amendments thereto.

   E. GOVERNING LAW. This Joinder Agreement shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

   F. COUNTERPARTS; EFFECTIVENESS. This Joinder Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Joinder Agreement shall become effective on and as of the date first above written upon the execution of a counterpart hereof by Company and Additional Lenders.

   IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first above written.

                                          COMPANY:
                                          DANAHER CORPORATION

                                          By: /s/
                                              -------------------------------
                                          Title: VP & Controller
                                                 ----------------------------

Signature Page to Joinder Agreement dated as of November 1, 1995 among Danaher Corporation and the Additional Lenders identified below (page 1 of 2 pages).
                                          ADDITIONAL LENDERS:

                                          SunTrust Bank

                                          By: /s/
                                              -------------------------------

                                          Notice Address:
                                          P.O. Box 4418
                                          Atlanta, Georgia 30302
                                          Telecopier: (404) 588-8833

                                          The Northern Trust Company

                                          By: /s/
                                              -------------------------------

                                          Notice Address:
                                          50 South LaSalle Street
                                          Chicago, Illinois 60675
                                          Telecopier: (312) 444-3508

                                          The Sumitomo Bank, Limited

                                          By: /s/
                                              -------------------------------

                                          Notice Address:
                                          277 Park Avenue
                                          New York, New York 10172
                                          Telecopier: (212) 224-5188

Signature Page to Joinder Agreement dated as of November 1, 1995 among Danaher Corporation and the Additional Lenders identified below (page 2 of 2 pages).
                                          Wachovia Bank of Georgia, N.A.

                                          By: /s/
                                              -------------------------------

                                          Notice Address:
                                          191 Peachtree Street, N.E.
                                          Atlanta, Georgia 30303
                                          Telecopier: (404) 332-6898

                                          The Sanwa Bank Limited

                                          By: /s/
                                              -------------------------------

                                          Notice Address:
                                          55 East 52nd Street
                                          New York, New York 10055
                                          Telecopier: (212) 754-1304

                                          The Fuji Bank, Limited

                                          By: /s/
                                              -------------------------------

                                          Notice Address:
                                          Two World Trade Center
                                          New York, New York 10048
                                          Telecopier: (212) 321-9407